Exhibit 99.1


                        ANNUAL STATEMENT AS TO COMPLIANCE

                 Carrington Mortgage Loan Trust, Series 2005-NC3
                     Asset Backed Pass-Through Certificates

      I, Kevin Cloyd, hereby certify that I am a duly appointed Executive Vice President of New Century Mortgage Corporation (the "Servicer"), and further certify as follows:

      1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Citigroup Mortgage Loan Trust Inc., as depositor (the "Depositor"), the Servicer and Deutsche Bank National Trust Company, as trustee (the "Trustee").

      2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

      Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.


Dated: March 15, 2006
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            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                                By: /s/ Kevin Cloyd
                                                   -----------------------------
                                                Name: Kevin Cloyd
                                                Title: Executive Vice President


            I, Joseph Tortorelli, an Assistant Secretary of the Company, hereby certify that Kevin Cloyd is a duly elected, qualified, and acting Executive Vice President of the Company and that the signature appearing above is his genuine signature.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                                By: /s/ Joseph Tortorelli
                                                   -----------------------------
                                                Name: Joseph Tortorelli
                                                Title: Assistant Secretary